UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2012

PURE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21019	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices, including zip code)

(619) 596-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, Pure Bioscience, Inc., or the Company, is pursuing an appeal of the potential delisting of the Company’s common stock from the NASDAQ Capital Market based on noncompliance with certain applicable listing rules related to the minimum bid price of the Company’s common stock and the Company’s stockholders’ equity.  In connection with such appeal, an oral hearing before a NASDAQ Hearings Panel, or the Panel, was initially scheduled for April 26, 2012.  On April 18, 2012, the Company received written notification from the NASDAQ Stock Market that the date of such hearing has been rescheduled to May 17, 2012.  The Company’s common stock will remain listed on the NASDAQ Capital Market pending the Panel’s decision on the Company’s appeal.

As previously disclosed, the Company expects to continue to pursue its appeal to attempt to maintain its listing, but its efforts may not be successful and the Company’s common stock may be delisted from the NASDAQ Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.
Dated: April 24, 2012	By:	/s/ Michael L. Krall
Michael L. Krall President, Chief Executive Officer